Exhibit 99.1

News Release

Washington Prime Group Reports Third Quarter 2014 Results and Announces Dividend

BETHESDA, MD, November 4, 2014 — Washington Prime Group (NYSE:WPG) today reported results for the quarter ended September 30, 2014.

Results for the Third Quarter

Funds from Operations (“FFO”) was $79.5 million or $0.42 per diluted share compared to $86.4 million or $0.46 per diluted share in the prior year period. Included in third quarter FFO is increased interest expense of $9.4 million or $0.05 per diluted share as well as $2.5 million or $0.01 per diluted share of expenses related to the proposed merger with Glimcher.

Net income for the third quarter was $38.8 million or $0.21 per diluted share compared to $38.6 million or $0.21 per diluted share in the prior year period.  Included in net income for the third quarter of 2014 are gains of $9.0 million or $0.05 per diluted share from acquisitions of controlling property interests and sale of interests.

Same property net operating income (NOI) for the third quarter of 2014 increased 2.8 percent from the third quarter of 2013. Ending occupancy for the portfolio rose to 92.7 percent, an increase of 50 basis points from the third quarter of 2013 and 30 basis points from the second quarter of 2014.

Results for the Nine Months

FFO for the nine months ending September 30, 2014 was $209.2 million or $1.12 per diluted share; for the same period in the prior year FFO was $262.2 million or $1.40 per diluted share.  Year-to-date results include increased interest expense of $18.6 million or $0.10 per diluted share, $39.9 million or $0.21 per diluted share of transaction expenses related to the spin-off from Simon Property Group effective May 28, 2014, and $2.5 million or $0.01 per diluted share of expenses related to the proposed merger with Glimcher.

For the nine months ended September 30, 2014, net income was $164.6 million or $0.88 per diluted share compared to $135.8 million or $0.73 per diluted share for the same period in the prior year.  Increased gains on acquisitions of controlling property interests and sale of interests of $86.3 million or $0.46 per diluted share are included in the results for the nine months ended September 30, 2014.

Year-to-date same property NOI increased 1.6 percent over the same period in 2013.

Merger Update

On September 16, Washington Prime and Glimcher Realty Trust (NYSE:GRT) (“Glimcher”) announced that they had entered into a definitive agreement under which Washington Prime will acquire Glimcher in a stock and cash transaction valued at $14.20 per Glimcher common share. The total transaction value, including the assumption of debt, is approximately $4.3 billion.  The new company, which will be renamed WPGlimcher, will have a combined portfolio of 119 properties totaling approximately 68 million square feet of gross leasable area.

On October 28, the companies filed a preliminary Form S-4 Registration Statement with the SEC. The transaction is expected to close in the first quarter of 2015.

Investment Activity

Acquisitions and Dispositions

During the quarter, Washington Prime sold Highland Lakes Center, an open-air center in Orlando, FL, for approximately $21.5 million for a gain of approximately $9.0 million.

Redevelopment

The company has an active redevelopment pipeline with approximately 15 projects totaling $100 million currently under redevelopment.  Six additional projects totaling approximately $125 million are in various stages of the approval process.

Dividends

Washington Prime announced today that its board of directors declared a quarterly cash dividend of $0.25 per common share as well as a distribution of $0.25 per operating partnership unit.  Both amounts are payable on December 15, 2014, to shareholders and unitholders of record on November 26, 2014.

Earnings Call

Due to the proposed merger transaction the company is not hosting a quarterly earnings call.  However, as WPGlimcher, we expect to establish regular quarterly earnings calls in 2015.

Non-GAAP Financial Measures

This press release includes FFO and NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and same property NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income (determined in accordance with GAAP) as an indicator of financial performance and are not alternatives to cash flow from operating activities

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(determined in accordance with GAAP) as a measure of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of these non-GAAP measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. Investors are cautioned that items excluded from FFO are significant components in understanding and addressing financial performance.

For a reconciliation of these measures and other information, please refer to the attached tables.

Regulation Fair Disclosure (“FD”)

We routinely post important information online on our investor relations website, investors.washingtonprime.com. We use this website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Forward Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company’s ability to meet debt service requirements, the availability and terms of financing, changes in the Company’s credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, the intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly reports filed with the SEC and in the disclosures incorporated by reference into our Form 10-Q for the period ending September 30, 2014 and attached to such Form 10-Q as Exhibit 99.1. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

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About Washington Prime Group

Washington Prime Group (NYSE: WPG) is a retail REIT that owns and manages more than 95 shopping centers totaling more than 50 million square feet diversified by size, geography and tenancy. When the proposed merger with Glimcher Realty Trust (NYSE: GRT) is completed, the combined company will be named WPGlimcher and will have a portfolio of 119 properties totaling approximately 68 million square feet of gross leasable area. For more information visit washingtonprime.com.

Important Additional Information and Where to Find It

In connection with the proposed transaction, WPG has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a proxy statement of GRT and a prospectus of WPG, and GRT will file other documents with respect to WPG’s proposed acquisition of GRT.  GRT plans to mail the definitive proxy statement/prospectus and a form of proxy to its shareholders in connection with the proposed transaction.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WPG, THE PROPOSED TRANSACTION AND RELATED MATTERS.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about WPG and GRT, may be obtained at the SEC’s Internet site (http://www.sec.gov). You are also able to obtain these documents, free of charge, from WPG by accessing WPG’s website at investors.washingtonprime.com under the heading “Financial Information” and then under “SEC Filings” or from GRT by accessing GRT’s website at investor.glimcher.com under the heading “Financial Information” and then under “SEC Filings”.  Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Washington Prime Group Inc., 7315 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Investor Relations, Telephone: 240-630-0021 or to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio  43215, Attention: Investor Relations, Telephone: 614-887-5632.

WPG, GRT and their respective directors, trustees and executive officers and other persons may be deemed to be participants in the solicitation of proxies from GRT’s shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from GRT’s shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, in GRT is set forth in GRT’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Proxy Statement on Schedule 14A, dated March 28, 2014, which are filed with the SEC.  Additional information regarding the interests of WPG’s and GRT’s directors, trustees and executive officers in the proposed transaction, which may be

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different than those of GRT’s shareholders generally, will be contained in the proxy statement/prospectus when filed with the SEC.

Contact:

Barbara M. Pooley, 240-630-0005

SVP, Finance

barbara.pooley@washingtonprime.com

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Washington Prime Group Inc.

Unaudited Consolidated and Combined Statements of Operations

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2014	2013
ASSETS:
Investment properties at cost	$5,210,439	$4,789,705
Less - accumulated depreciation	2,069,421	1,974,949
	3,141,018	2,814,756
Cash and cash equivalents	120,808	25,857
Tenant receivables and accrued revenue, net	61,053	61,121
Investment in unconsolidated entities, at equity	5,242	3,554
Deferred costs and other assets	170,809	97,370
Total assets	$3,498,930	$3,002,658

LIABILITIES:
Mortgage notes payable	$1,501,566	$918,614
Unsecured term loan	500,000	—
Revolving credit facility	340,750	—
Accounts payable, accrued expenses, intangibles, and deferred revenues	152,004	151,011
Cash distributions and losses in partnerships and joint ventures, at equity	15,245	41,313
Other liabilities	23,561	7,195
Total liabilities	2,533,126	1,118,133

EQUITY:
Stockholders’ Equity
Common stock, $0.0001 par value, 300,000,000 shares authorized, 155,162,597 issued and outstanding in 2014	16	—
Capital in excess of par value	722,140	—
SPG Equity	—	1,565,169
Retained earnings	73,276	—
Total stockholders’ equity	795,432	1,565,169
Noncontrolling interests	170,372	319,356
Total equity	965,804	1,884,525
Total liabilities and equity	$3,498,930	$3,002,658

Washington Prime Group Inc.

Unaudited Consolidated and Combined Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013

REVENUE:
Minimum rent	$113,887	$104,905	$328,898	$313,390
Overage rent	1,747	1,396	4,991	5,000
Tenant reimbursements	50,814	47,523	145,161	138,698
Other income	1,236	1,555	4,778	4,096
Total revenue	167,684	155,379	483,828	461,184

EXPENSES:
Property operating	29,268	27,713	81,627	77,533
Depreciation and amortization	49,307	46,771	142,563	137,171
Real estate taxes	20,430	20,144	59,129	58,501
Repairs and maintenance	5,169	5,001	17,253	15,890
Advertising and promotion	1,954	2,270	5,838	6,215
Provision for (recovery of) credit losses	447	376	1,852	260
General and administrative	4,395	0	6,260	0
Transaction and related costs	0	0	39,931	0
Merger costs	2,500	0	2,500	0
Ground rent and other costs	1,108	1,017	3,508	3,371
Total operating expenses	114,578	103,292	360,461	298,941

OPERATING INCOME	53,106	52,087	123,367	162,243

Interest expense	(23,219)	(13,791)	(59,813)	(41,247)
Income and other taxes	(134)	(68)	(275)	(170)
Income from unconsolidated entities	99	353	846	852
Gain upon acquisition of controlling interests and on sale of interests in properties	8,969	0	100,479	14,152

NET INCOME	38,821	38,581	164,604	135,830

Net income attributable to noncontrolling interests	6,620	6,347	28,210	23,116

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$32,201	$32,234	$136,394	$112,714

EARNINGS PER COMMON SHARE, BASIC AND DILUTED
Net income attributable to common stockholders	$0.21	$0.21	$0.88	$0.73

Washington Prime Group Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(Dollars in thousands)

	For the Nine Months
	Ended September 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$164,604	$135,830
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	143,768	138,518
Gain upon acquisition of controlling interests and on sale of interests in properties	(100,479)	(14,152)
Loss on debt extinguishment	2,894	0
Provision for (recovery of) credit losses	1,852	260
Straight-line rent	(464)	69
Equity in income of unconsolidated entities	(846)	(852)
Distributions of income from unconsolidated entities	880	1,114
Changes in assets and liabilities -
Tenant receivables and accrued revenue, net	335	1,187
Deferred costs and other assets	(13,423)	(237)
Accounts payable, accrued expenses, intangibles, deferred revenues and other liabilities	(176)	(16,591)
Net cash provided by operating activities	198,945	245,146

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(154,370)	0
Capital expenditures, net	(63,868)	(67,230)
Net proceeds from sale of assets	24,976	0
Investments in unconsolidated entities	(2,493)	(1,956)
Distributions of capital from unconsolidated entities	1,180	3,274
Net cash used in investing activities	(194,575)	(65,912)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to SPG, net	(1,060,187)	(173,552)
Distributions to noncontrolling interest holders in properties	(845)	(261)
Distributions on common shares/units	(47,055)	0
Proceeds from issuance of debt, net of transaction costs	1,379,575	—
Repayments of debt including prepayment penalties	(180,907)	(7,763)
Net cash provided by (used in) financing activities	90,581	(181,576)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	94,951	(2,342)
CASH AND CASH EQUIVALENTS, beginning of period	25,857	30,986
CASH AND CASH EQUIVALENTS, end of period	$120,808	$28,644

Washington Prime Group Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except share/unit amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net Income	$38,821	$38,581	$164,604	$135,830
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	49,301	46,771	142,555	137,171
Our share of depreciation and amortization from unconsolidated entities	337	1,172	2,473	3,597
Gain upon acquisition of controlling interests and on sale of interests in properties	(8,969)	0	(100,479)	(14,152)
Net income attributable to noncontrolling interest holders in properties	0	(46)	0	(178)
Noncontrolling interests portion of depreciation and amortization	0	(41)	0	(118)

FFO of the Operating Partnership (1)	$79,490	$86,437	$209,153	$262,150
FFO allocable to limited partners	13,925	14,616	35,844	44,327
FFO allocable to shareholders	$65,565	$71,821	$173,309	$217,823

Diluted net income per share	$0.21	$0.21	$0.88	$0.73
Adjustments to arrive at FFO per share:
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated properties	0.26	0.25	0.78	0.75
Gain upon acquisition of controlling interests and on sale of interests in properties	(0.05)	—	(0.54)	(0.08)

Diluted FFO per share	$0.42	$0.46	$1.12	$1.40

Basic and diluted weighted average shares outstanding	155,162,597	155,162,597	155,162,597	155,162,597
Weighted average limited partnership units outstanding	32,955,058	31,575,487	32,091,064	31,575,487
Diluted weighted average shares and units outstanding	188,117,655	186,738,084	187,253,661	186,738,084

(1)         FFO includes transaction costs related to WPG’s separation from SPG of $39.9 million, or $0.21 per diluted share, in the nine months ended September 30, 2014 and costs associated with the proposed merger with Glimcher of $2.5 million, or $0.01 per diluted share, in the three and nine months ended September 30, 2014.  Additionally, FFO includes general and administrative costs related to being a publicly traded company after the separation of $4.4 million, or $0.02 per diluted share, and $6.3 million, or $0.03 per diluted share, in the three and nine months ended September 30, 2014, respectively.  Finally, FFO includes interest expense related to additional indebtedness incurred related to the separation of approximately $9.2 million, or $0.05 per diluted share, and approximately $15.9 million, or $0.08 per diluted share, in the three and nine months ended September 31, 2014, respectively.

Washington Prime Group Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of NOI of consolidated properties:
Net Income	$38,821	$38,581	$164,604	$135,830
Income and other taxes	134	68	275	170
Interest expense	23,219	13,791	59,813	41,247
Gain upon acquisition of controlling interests and on sale of interests in properties	(8,969)	—	(100,479)	(14,152)
Income from unconsolidated entities	(99)	(353)	(846)	(852)
General and administrative	4,395	—	6,260	—
Transaction and related costs	—	—	39,931	—
Merger costs	2,500	—	2,500	—
Operating Income	60,001	52,087	172,058	162,243
Depreciation and amortization	49,307	46,771	142,563	137,171
NOI of consolidated properties	$109,308	$98,858	$314,621	$299,414

Reconciliation of NOI of unconsolidated entities:
Net Income	$701	$3,457	$6,625	$10,432
Interest expense	1,084	3,634	7,908	10,709
NOI of properties sold	20	22	28	(523)
Operating Income	1,805	7,113	14,561	20,618
Depreciation and amortization	1,200	3,691	8,450	11,101
NOI of unconsolidated entities	$3,005	$10,804	$23,011	$31,719

Total consolidated and unconsolidated NOI from continuing operations	$112,313	$109,662	$337,632	$331,133
Adjustments to NOI:
NOI of properties sold	(21)	71	33	1,225
Total NOI of our portfolio	$112,292	$109,733	$337,665	$332,358
Change in NOI from prior period	2.3%		1.6%

Less: Joint venture partners’ share of NOI	(2,517)	(8,746)	(18,165)	(27,050)
Our Share of NOI	$109,775	$100,987	$319,500	$305,308
Increase in our share of NOI from prior period	8.7%		4.6%

Total NOI of our portfolio	$112,292	$109,733	$337,665	$332,358
NOI from non comparable properties (1)	2,912	3,349	10,833	10,612
Total NOI of comparable properties (2)	$109,380	$106,384	$326,832	$321,746
Change in NOI of comparable properties	2.8%		1.6%

(1)         NOI excluded from comparable property NOI relates to properties not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.

(2)         Comparable properties are shopping centers that were owned in both of the periods under comparison. Eight properties were considered non comparable for the periods under comparison. Excludes lease termination income, interest income, land sale gains and the impact of significant redevelopment activities.